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                                                                    EXHIBIT 10.7



                                 LEASE AGREEMENT

       THIS LEASE AGREEMENT (the "Lease"), made in multiple copies and entered into between American Southwest Properties, Inc., an Oklahoma corporation, (the "Landlord"), and MPSI System Inc., a Delaware corporation (the "Tenant");

                                   WITNESSETH:

       That Landlord in consideration of the covenants and agreements to be performed by Tenant and upon the terms and conditions hereinafter stated does hereby lease, demise and let unto Tenant and Tenant does hereby let and accept from Landlord the premises described in Exhibit "A" (the "Demised Premises"), complete with the item of work and materials required. if any, under the term of a certain work letter executed between Landlord and tenant attached hereto as Exhibit "B" in the building known as the Southpark Building (the "Building") together with outdoor, non-exclusive, surface automobile parking adjacent to the Building at a ratio of one parking space per 250 rentable square fed ("RSF") in the Demised Premises, from time to time, all on that certain tract or parcel of land located, lying and being situate in Tulsa County, State of Oklahoma, more particularly described as follows:

               Lot One (1), Block Three (3), SOUTHPARK CENTER (Block One (1) Lots One (1) through Four (4), Block Two (2) and Lot One (1), Block Three (3)), an Addition to the City of Tulsa, according to the recorded Plat thereof (the "Land");

          TO HAVE AND TO HOLD the Demised Premises unto the Tenant, its duly approved successors and assigns, for sixty-two (62) consecutive months (the %ease Term") commencing the first day of the mouth after (1) the date Tenant actually takes possession of the Demised Promises, in whole or in part, i.e., for occupancy or use, or (2) ninety (90) days after the date on which the Lease is fully executed by the Landlord and Tenant, whichever date occurs first (the "Commencement Date"), and ending, at midnight local time on the last day of the sixty-second (62nd) month after the Commencement Date (the "Expiration Due); PROVIDED, however, Tenant shall be permitted access to the Demised Premises before the Commencement Date once this Lease is in force at all reasonable times and under reasonable conditions for purposes of construction and installation of leasehold improvements and furnishing the same. By occupying the Demised Premises, Tenant shaft be deemed to have accepted them as suitable for an purposes and to have acknowledged they comply fully with Landlord's obligations hereunder. For purposes of this paragraph, occupancy or occupying shall not include construction prior to move in to the Demised Premises. Landlord hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder. The Lease shall be subject to the following terms and conditions:

       1. RENT. Tenant promises to pay Landlord at Landlord's place of business, in advance and without further demand or set off, the sum of Two Million Six Hundred Thirty-Seven Thousand Four Hundred Twenty-Four and 201100 Dollars ($2,637,424.20) as and for


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minimum rent for the entire Lean Term in monthly installments payable as follows: A. No rent shall be due and payable during the first two months of the Lease Term;

         B. Commencing the third month of the Lease Term and on like date of each of the next succeeding months through and including the 14th month thereof the monthly rent is $41,698.90 per month ($9.19 per RSFX 54,436 RSF divided by 12);

         C. Commencing the 15th month of the Lease Term and on like date of each of the next succeeding months through and including the 26th mouth thereof the monthly rent is $42,922.99 per mouth ($9.44 per RSF X 54,436 RSF divided by 12);

         D. Commencing the 27th month of the Lease Term and on like date of each of the next succeeding months through and including the 38th month thereof the monthly rent is $43,957.07 per month ($9.69 per RSF X 54,436 RSF -4-12);

         E. Commencing the 39th month of the Lease Term and on like date of each of the next succeeding months through and including the 50th month thereof the monthly rent is $45,091.15 per month ($9.94 per RSF X 54,436 RSF - 12); and

         F. Commencing the 51st month of the Lease Term and on like date of each of the next succeeding months through and including the 62nd and final month thereof the monthly rent is $46,225.24 per month ($10.19 per RSF X 54,436 RSF divided by 12) until all minimum rent is My paid.

         Further, if this Lease be renewed, pursuant to the provisions of Paragraph 34, infra, then in such event, commencing on the first day of the Renewal Term, and on like date of each of the succeeding months through and including the 12th and final month thereof the monthly rent payable to Landlord shall be determined, as follows: $10.70 per RSF X 54,436 RSF divided by 12.

         All installments of said rent shall be due and payable, without demand or setoff on or before the first day of each calendar month during the Lease Term. Rent for any fractional month at the beginning or end of the LEASE, Term shall be prorated. A security deposit of Forty-One Thousand Six Hundred Eighty-Eight and 90/100 Dollars ($41,689.00) shall be payable to Landlord in addition to the monthly minimum, rent installment due January 1, 1999. The security deposit shall be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to, any other damage, injury expense or liability caused to Landlord deduct said amount from the security deposit and demand repayment of the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon termination of this Lease. If Landlord transfers its interest in the Demised Premises, Landlord shall assign the security deposit to the transferee and thereafter shall have no further liability for the return of such security deposit.

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        In the event Tenant fails to pay any installment of rent or other incurred expense hereunder within five (5) days of the due date, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) Of such installment. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law, equity or both and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

       2. USE. The Demised Premises shall be used and occupied by Tenant only as general office space. Tenant shall not use, or permit to be used, the Demised Premises for any other purpose. Tenant will not occupy or use, nor permit the occupation or use of any portion of the Demised Premises for any business or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extra hazardous on account of fire, nor permit anything to be done which will in any way increase the rate of fire insurance on the Building or its contents, and in the event that, there shall be any increase in the rate of insurance on the Building or contents created by Tenant's ads or conduct of business then such acts shall be deemed to be an event of default hereunder and Tenant hereby agrees to pay the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's rights hereunder.

         3. LANDLORD'S OBLIGATIONS. The Landlord shall be responsible for the following items:

          A. Furnishing utility services such as electricity, water and sewer, natural gas, and telephone services at the points of supply provided for general use of tenants of the Building; heated and refrigerated air conditioning in season, at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are considered standard for comparable office buildings in Tulsa, Oklahoma divided by including without limitation, janitorial services (5 day per week the schedule for which is attached hereto as Exhibit "C"); elevator service; and electric service in the manner and to the extent deemed standard for comparable office buildings in Tulsa, Oklahoma. The failure, to any went to furnish, or any stoppage of these defined services, resulting from any cause, shall not render Landlord liable in any respect for damages to person, property or business, nor be construed as an eviction of Tenant or work as at) abatement of rent (unless said interruption continues for fifteen (15) consecutive days after notice in writing has been received by Landlord, in which event rent shall abate as of the date of the interruption), nor relieve Tenant from fulfillment of any covenant or agreement thereof "Should any equipment or machinery furnished by Landlord break down, or for any cause cease to function property, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for rebate of rent (unless said interruption continues for fifteen (15) consecutive days in which event rent shall abate as of the date of the interruption) or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Tenant shall pay to Landlord on demand such charges as Landlord may reasonably prescribe for any extraordinary electric service required by Tenant. Landlord agrees that all equipment required to be installed by Landlord will be in good working condition on the Commencement Date. General ad valorem taxes and special assessments, if



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any, property insurance (fire and extended coverage insurance) on the Building itself, general maintenance and management expense shall be the Landlord's expense, subject to the right to recover a part of the basic costs pursuant to
Section 15 hereof. Landlord agrees that the temperature variance in the Demised Premises shall not exceed 85 degrees F. nor fall below 55 degrees F. during Non-Operating Hours of the Building. Landlord agrees to be responsible for general maintenance of the Building and surrounding grounds including, but not limited to, trash removal, mowing and snow removal on sidewalks and parking areas.

       B. Except when the Tenant is observing National or State holidays in the ordinary course of its business, the Building shall be open for business between 7:00 o'clock A.M. and 6:00 o'clock P.M., Monday through Friday and 8:00 o'clock A.M. until 1:00 o'clock P.M. on Saturdays (the "Operating Hours"). The HVAC, gas and electrical utility charges for the Building shall be the obligation of the Landlord during Operating Hours of the Building.

       Should the Tenant require HVAC, gas and/or electricity other than during Operating Hours then, in that event, the Landlord shall provide such additional services to the Demised Premises upon Tenant's prior request and Tenant shall pay Landlord for such services within fifteen (15) days of receipt of an invoice therefor at an hourly rate reasonably determined by Landlord and agreed to by Tenant within ninety (90) days after the Tenant's move in (the "Hourly Rate" charged for use of utilities during non-operating hours). After the first Lease Year, Landlord shall only have the right to adjust the hourly rate once a year at the time the Landlord adjusts Tenant's Operating Expenses. Any adjustment to the hourly rate shall be determined by professional means or such other means as may produce objective, verifiable evidence of said increased cost. Tenant and/or Landlord may, with the Landlord's prior written consent as to type, model, make and cost, elect to purchase and install an electrical and gas measuring device to record the actual times these services are used by the Tenant before and after Operating Hours of the Building. In such event, Tenant shall be responsible for the first $10,000 cost to purchase and install such device and the Landlord shall be responsible for the excess. In the event such system benefits the entire building, Tenant's share of said cost shall be calculated on a pro rata basis not to exceed $10,000. Should the device not be purchased or installed, or if installed, should it fail to become operative or in disrepair for any reason, then, in either event, the Landlord shall be entitled to professionally estimate all other hourly charges and bill the same to the Tenant with equal force and effect.

       C. Landlord shall pay Tenant a relocation allowance of $81,654 ($1.50 X 54,436 RSF) payable in cash within 90 days after the Lease is executed by Landlord and Tenant.

       D. Landlord shall maintain a minimum of 10,000 rentable square feet ("RSF") in the Building contiguous to the Demised Premises (previously identified as first floor - Section "L" West and N/2 Section H, as defined in Exhibit "E") for a period of two (2) years from and after the Rent Commencement Date for potential use by Tenant should it elect to expand its offices. Tenant shall not be charged for the 1,922 RSF hallway, although included within the aforementioned 10,000 RSF (herein "Expansion Area"). Expansion Area shall be held by the Landlord without additional charge to Tenant. Should Tenant elect to exercise its options to rent any or all of Expansion Area, Tenant shall give Landlord sixty (60) days notice in writing.



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Rent shall commence after the sixty (60) day period or on the date of occupancy or use thereof, whichever occurs first, at the same rate per rentable square foot then applicable. The Lease Term herein mentioned shall apply equally to the expansion space and any and all tenant improvement allowances shall apply equally to the Expansion Area and any and all tenant improvement allowances shall be reduced and prorated in ratio to the Lease Term remaining as of the date rent shall commence. The Expansion Area shall be made available coterminous with the terms of the original lease. If Tenant elects to exercise its expansion option during the first two (2) years of the lease term, Tenant must first expand into the 10,000 square feet reserved Expansion Area, before expanding into additional blocks of space within the building.

       During the Lease Term, 823 square feet of "as is" storage space is available to Tenant at no charge within the Demised Premises, which is in addition to the 54,436 square feet of rentable space. The location of this 823 square feet is shown on Exhibit A. In addition, Landlord will make available at no charge to Tenant, 1700 square feet of "as is" storage space within the building, during the Lease, contingent upon at least 1700 square feet remaining unoccupied by another tenant within the building. During the first two (2) years of the Lease Term, the 1700 square feet of "as is" storage space shall be located within the unoccupied portion of the 10,000 square feet of reserved Expansion Space described above. After the first two (2) years of the Lease Term (or during the first two (2) years of the Lease Term, should tenant elect to fully occupy the reserved Expansion Space described above), the location of the 1700 square feet of "as is" storage space shall be determined at Landlord's sole discretion. Should Landlord lease Tenant's storage space to a third party, Tenant shall vacate the space within thirty (30) days of written notice from Landlord (or prior to the second year, if Tenant exercises its Expansion Option).

       E. Landlord shall maintain a minimum of 10% of total air volume intake of outside air in the Building's HVAC system


       F. Landlord shall have Tenant's carpeted areas professionally cleaned one time per year upon five days verbal notice from Tenant to Landlord, at Landlord's sole expense.

       4. TENANT'S REPAIRS AND ALTERATIONS. All existing fixtures, equipment, HVAC and other improvements in the Demised Premises shall remain in-place for Tenant's use if applicable to Tenant's plans at no additional charge to Tenant. Tenant shall have the right to perform its own construction management, including, but not limited to selection of contractors pre-qualified and approved in writing by Landlord. There shall be no additional Landlord mark-up for construction costs or construction management. Landlord has the right to approve Tenant's plans, PROVIDED that Tenant is no way relieved of its responsibility to maintain the building and structure integrity. Tenant shall pay all design and engineering fees associated with Tenant's work. Tenant may amortize the cost of additional improvements over and above the allowance stated in Paragraph 1.G. of Exhibit B (Work Letter); however, not to exceed a maximum of $12.00 per square foot by adding to the minimum rent payments using a 9.5% interest rate. Tenant shall not be required to remove its cabling and telephone lines at the expiration of the Lease.



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         Tenant shall not in any manner deface, damage or injure the Building, or any part thereof and shall pay the cost of repairing any damage or injury done to the Building or any part thereof by Tenant or Tenant's agents, contractors, employees and invitees. Tenant shall take good care of the Demised Premises and keep them free from waste and nuisance of any kind. Tenant agrees to keep the Demised Premises, including all fixtures installed by Tenant and any interior plate glass, in good condition and make all necessary repairs. At the end or other termination of this Lease, Tenant shall deliver up the Demised Premises with all improvements located thereon, except as provided in this paragraph, in good repair and condition, reasonable wear and tear accepted. Except for non-structural alterations costing less than $10,000 for each such alteration, Tenant shall not make or allow to be made any alterations or physical additions in or to the Demised Premises without the prior written consent of Landlord. Such improvements shall be delivered up to Landlord with the Demised Premises. All furniture and moveable trade fixtures installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects and shall be removed if Landlord so elects. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the structure or structural qualities of the Building. If the removal of trade or other fixtures as Tenant shall be entitled to remove at the end of the Lease Term and Renewal Term, as applicable, blemishes or otherwise damages the walls, floors, ceiling and other parts of the Demised Premises, then, Tenant shall be obliged to promptly repair said damage, ordinary wear and tear excepted.

       The sufferance or commission of waste or filing of mechanic's or materialmens' or laborer's liens on the Building Land shall constitute an event of default by the Tenant, and failure of Tenant to secure release and discharge of such liens, or to provide sufficient security acceptable to Landlord to protect Landlord against said liens after thirty (30) days written notice to Tenant, shall constitute a default under the Lease, for which Landlord may exercise any remedy at law or in equity available to obtain relief therefrom.

         5. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease, or allow same to be assigned by operation of law or otherwise, or sublet the Demised Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall have the right to transfer and assign, in whole or in part, any of its rights under this Lease, and in the Building and Property, and to the extent that such assignee assumes Landlord's obligations hereunder, Landlord shall by virtue of such assignment be released from such obligations occurring after the effective date of the assignment. No assignment or subletting of this Lease or any part thereof by Tenant, shall operate to release Tenant from its obligations under this Lease. So long as Tenant or any Related Entity (hereinafter defined), is the Tenant, Tenant shall have the right, without the consent or approval of Landlord, to: (a) assign its interest in the lease (i) to any corporation or other entity which is a successor to Tenant either by merger or consolidation, or (ii) to a purchaser of all or substantially all of Tenant's assets, or (iii) to a corporation or other entity which shall directly or indirectly control, be under control of, or be under common control with a Related Entity. For purposes hereof, control shall be deemed to mean the direct or indirect




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ownership of more than fifty percent of the outstanding voting stock of a corporation or other majority equity and controlling interest if not a corporation.

       6. MAINTENANCE. Tenant shall maintain the Demised Premises in a clean and healthful condition, and except as provided in Section 24 of this Lease, comply with all laws, ordinances, orders, rules, and regulations (state, federal, municipal, and other agencies or bodies having any jurisdiction thereof) with reference to use, condition, or occupancy of the Demised Premises.

       7. LIABILITY AND INSURANCE. Landlord shall not be liable for and Tenant will save, defend, indemnify, and hold Landlord harmless from any loss, liability, costs and expenses, including attorneys fees, arising out of any claim for bodily injury or property damage on or about the Demised Premises due to the alleged negligence or misconduct or breach of this Lease by Tenant, its agents, contractors, employees, invitees or by any other person entering the Demised Premises, the Building or Land under express or implied invitation of Tenant or arising out of Tenant's agents, contractors, employees, invitees or any person entering upon the Property in whole or in part because of Tenant's use of the Demised Premises for any damage to persons or property due to condition, design or defect in the Demised Premises or its mechanical systems which may exist or occur, and Tenant assumes all risks of damage to such persons or property, Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft fire, act of God, public enemy, injunction, riot, strike, war, court order, requisition or order of governmental body or authority, or other matter beyond the control of Landlord, or for any injury or damage or inconvenience, which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's willful acts or negligence.

       TENANT'S INSURANCE.

       Tenant, at its expense, shall maintain in force during the Lease Term:

       (1) comprehensive general public liability insurance, which shall include coverage for personal injury, contractual liability, broad form property damage, products/completed operations, independent contractors, bodily injury (including death), and property damage, all on an occurrence basis with respect to the business carried on, in or from the Demised Premises and Tenant's use and occupancy of the Demised Premises with coverage for any one occurrence or claim of not less than $1,000,000.

       (2) fire and extended coverage insurance for the replacement value of Tenant's property (including fixtures, leasehold improvements and equipment which Tenant is required to replace under this Lease) in the event of loss, damage or destruction.

       All insurance required to be maintained by Tenant shall be on terms and with insurers reasonably acceptable to Landlord. Each policy shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim as provided herein. These policies shall name Landlord as an additional insured.



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       Such insurance shall contain a clause that the policy will not lapse, be canceled or be materially changed, except after not less than 30 days' prior written notice to Landlord of the intended change, lapse or cancellation. Tenant shall furnish to Landlord, if and whenever requested by it, certificates or other evidences acceptable to Landlord as to the insurance from time to time maintained by Tenant and the renewal or continuation in force of such insurance.

       Landlord at all times during the term of this Lease and any other period of occupancy of the Premises by Tenant shall provide and maintain, at Landlord's expense, comprehensive fire insurance with extended coverage insuring the Building, providing such level of coverage and insuring against such risks as are customarily maintained with respect to comparable Buildings in the market in which the Premises are located.

       Each party hereto hereby waives any and all claims for recovery which such party or anyone claiming through such party may have against the other party hereto (or such other party's officers, agents or employees) for or with respect to any loss of or damage to such waiving party's property which is insured under valid insurance policies, to the extent of any recovery actually collectible under such insurance policies, whether or not such loss or damage caused by the negligence of such other party or such other party's agents, employees, subtenants, concessionaires or licensees or of any other person or persons for whose actions such other party may be responsible or liable. Landlord and Tenant each agree to obtain from the insurance companies providing its insurance applicable hereto permission to allow Landlord and Tenant to waive their respective insurance companies' rights of subrogation. Landlord and Tenant shall each provide to the other written proof of the waiver of said claims by said insurance companies.

       8. RULES AND REGULATIONS. Tenant and Tenant's agents, contractors, employees, visitors and invitees shall comply fully with all requirements of the rules of the Building, a copy of which is attached hereto as Exhibit "D" and made a part hereof as though fully set out herein. Landlord shall at all times have the right to change such rules and regulations or to amend them in such reasonable manner as may be deemed advisable for safety care, and cleanliness of the Building and for preservation of good order therein, all of which rules and regulations, changes, and amendments, shall apply equally to all tenants and will be furnished to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, contractors, visitors and invitees of Tenant. In the event of a conflict between the rules and regulations and this Lease, the provisions of the Lease shall control.

       9. INSPECTION. Landlord, or its officers, agents, contractors and representatives, shall have the right to enter into and upon any and all parts of the Demised Premises, upon prior reasonable notice and approval of tenant (except in the event of an emergency), (a) at all reasonable hours to inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary, or (b) during business hours to show the Demised Premises to prospective tenants, purchasers or lenders, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof



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       10. CONDUCT OF BUSINESS. Tenants shall conduct its business, and control its agents, contractors, employees, visitors so as not to create any nuisance, or interfere with, annoy or disturb other tenants or Landlord in the management of the Building.

       11. CONDEMNATION. If the Demised Premises are taken or condemned in whole or part for public purposes, then this Lease shall at the option of Landlord or Tenant, to be exercised by written notice given to the other within thirty (30) days after the date of such taking forthwith cease and terminate.

       12. FIRE AND OTHER CASUALTY. In the event that the Building should be totally destroyed, without limitation, by fire or other casualty, or should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such casualty, either Tenant or Landlord may at its option terminate this Lease, to be exercised within thirty (30) days after the date of such casualty. In the event this Lease is not so terminated, rent shall be abated during the unexpired portion of this Lease effective with the date of such damage, and Landlord may proceed to rebuild and repair the Building and the Demised Premises, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, and other improvements which may have been placed by Tenant or other tenants within the Building. In the event the Building should be damaged by fire or other casualty, but only to such extent that rebuilding or repair can be completed within one hundred eighty (180) days after the date of such casualty, or if the casualty should be more serious but neither Landlord or Tenant elect to terminate this Lease, in either such event Landlord shall within forty (40) days after the date of such casualty commence to rebuild or repair the Building and shall proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild repair or replace any part of the partitions, fixtures, and other improvements which may have been placed by Tenant or other tenants within the Building. Landlord shall allow Tenant a fair diminution of rent during the time the Demised Premises are unfit for occupancy. Any insurance which may be collected by Landlord or Tenant against loss or casualty to the Building or to the Demised Premises shall be for the sole benefit of the party, carrying such insurance and under its sole control. Notwithstanding any of the foregoing to the contrary, neither Landlord nor Tenant shall be required to continue under this Lease if the Demised Premises have been damaged to such an extent that Tenant has been required to vacate all or a substantial portion of the Demised Premises and at the time such casualty occurred, less than twelve (12) months remain on the Term.

       13. HOLDING OVER. Should Tenant, or any of its successors in interest, hold over the Demised Premises, or any part thereof after the expiration of the Lease Term or Renewal Term, as the case may be, unless otherwise agreed in writing, such holding over shall constitute and be construed as a tenancy at sufferance only, at a rental equal to the rent paid for the last month of the Term, plus fifty percent (50%) of such rent. The inclusion of the preceding sentence shall not be construed as Landlord's consent for the Tenant to hold over.

       14. TAXES ON TENANT'S PROPERTY. Tenant shall be liable for all taxes separately


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levied or assessed against personal property, furnishings or fixtures placed by
Tenant in the Demised Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased solely by inclusion of personal property, furniture or fixtures placed by Tenant in the Demised Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

       15. RENT ADJUSTMENT - OPERATING EXPENSES. The Minimum rent specified in Section 1 hereof, is subject to adjustment if and when the Operating Expenses reflected in accordance with generally accepted accounting principles exceed the Expense Stop, as herein defined. The term "Expense Stop" shall mean the actual per square foot Basic Costs of operating the Building in calendar year 1998 (the "Base Year"), and the term "Basic Costs" shall include those expenses paid or incurred by the Landlord for maintaining, operating and repairing the Land of which the Demised Premises are a part, the Building and other improvements thereon and the personal property used in conjunction therewith (the "Project") including but not limited to the cost of ad valorem taxes, electricity, natural gas, ventilation, heating and air conditioning, water, window cleaning, janitorial service, trash removal, insurance, including but not limited to fire, extended coverage, liability, worker's compensation, elevator or any other insurance carried in good faith by the Landlord and applicable to the Project, painting, uniforms, customary property management fees not to exceed five percent (5%) of the gross rents, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, maintenance and repair of the Project, the charges of any independent contractor who under contract with the Landlord or its representatives does any of the work of operating, maintaining or repairing the Project, legal expenses (however, limited to those which are for the benefit of all tenants of the Building) and accounting expenses or any other expense or charge, whether or not herein before mentioned. If any Project expense, though paid in one year, relates to more than one calendar year, such expense shall be proportionately allocated among such related calendar years in accordance with general accepted accounting principles. The term "Operating Expenses" as used herein, shall not include depreciation on the Building or equipment, interest, leasing commissions, capital expenditures or executives' salaries.

       Adjustments, if any, shall be calculated according to generally accepted standards of accounting for office building management and added proportionate to the ratio of tenant's RSF to the total square footage of the Building. If occupancy in the Building during the Base Year is less than ninety-five percent (95%), the Operating Expenses for the Base Year shall be increased to an amount that would have been incurred had the Building been ninety-five Percent (95%) occupied during the Base Year, Landlord shall provide Tenant a reasonably detailed written description of its computation and proration of the Operating Expenses. In no event shall the amount of Operating Expenses be reduced below the Expense Stop for the Base Year or previous year, nor shall Tenant's share of Operating Expenses in any Lease Year of this Lease increase more than five percent (5%) over and above the Tenant's share of the previous year's recovered Operating Expenses.

       Within one hundred fifty (150) days after the close of the calendar year, Landlord shall give Tenant a statement of the operating expenses for the Building for such calendar year. If such operating expenses exceed the Expense Stop, Tenant will pay Landlord, within thirty (30) days of statement receipt Tenant's proportionate share of such increased expenses for the entire year immediately preceding issuance of said statement and for the previous months in the then current year. Thereafter, Tenant will pay in addition to the minimum rents, an adjusted monthly rent, which reflects the most recent year's operating expense increases, subject to increases as aforesaid. Tenant shall have the right to audit the Operating Expenses at its sole cost and expense at Landlord's place of business upon reasonable prior notice, during regular office hours. In the event such audit reasonably determines a discrepancy in the amount paid by Tenant, Tenant shall furnish Landlord a true copy thereof with a written request that Landlord shall refund such amount within thirty (30) days after receipt thereof. If Landlord disputes said audit and request for refund, Landlord shall furnish Tenant written objections to the audit and request for refund within said thirty (30) days period in lieu of a refund. The parties understand and agree that Landlord can pass through Operating Expense increases over and above the Base Year in any successive year; PROVIDED, however, in no event shall the increase passed through exceed five percent (5%) of the Tenant's share of Operating Expenses for the Lease Year immediately preceding the Lease Year in which the increase in Operating Expense is to be added.

       If at the Commencement Date, or at termination of this Lease a partial calendar year is involved, Operating Expenses shall be computed as though a full calendar year was involved and prorated for such partial year. If this Lease terminates other than at the end of a calendar year, an estimate of current annual Operating Expenses shall be computed for the year of termination and any increased rental based on such estimate shall be billed to the Tenant prior to termination.

       16. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:

       A. Tenant shall fail to pay any installment of the rent hereby reserved and such failure shall continue for a period of ten (10) days after receipt by Tenant of written notice of said default.

       B. Tenant shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of rent, and such failure shall continue for a period of thirty (30) days after receipt by Tenant of written notice of said default, or in the case of a default not curable within thirty (30) days, if Tenant shall fail to commence to cure the same within thirty (30) days, and thereafter proceed diligently to complete the cure thereof.

       C. Tenant shall make an assignment for the benefit of creditors.

       D. Tenant shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against

Tenant thereunder and such adjudication shall not be vacated or set aside or stayed within the time permitted by law.

       E. A receiver or Trustee shall be appointed for all or substantially all of the assets of Tenant and such receivership shall not be terminated or stayed within sixty (60) days.

       F. Tenant shall desert or vacate all or any substantial portion of the Demised Premises for a period of fifteen (15) days or more and Tenant fails to pay rent as required under this Lease.

       17. REMEDIES. Upon the occurrence of any event of default specified in Paragraph 16 hereof, in addition to any other remedy at law or in equity, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

       A. Terminate this Lease in which event Tenant shall immediately surrender the Demised Premises to Landlord and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, to the extent permitted by law, enter upon and take possession and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, without being liable for prosecution or any claim of damages therefor.

       B. To the extent permitted by law, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof without being liable for prosecution or any claim for damages therefor, and if Landlord so elects, relet the Demised Premises and receive the rent therefor, and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting.

       C. To the extent permitted by law, enter upon the Demised Premises without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

       Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, equity or both, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages occurring to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained nor forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

       18. SURRENDER. No act or thing done by the Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept a surrender of the Demised Premises shall be valid unless the same be made in writing and subscribed by the Landlord.

       19. ATTORNEY'S FEES. In case it should be necessary or proper for Landlord to bring any action under this Lease or to consult or place said Lease, or any amount payable by Tenant thereunder, with an attorney concerning or for the enforcement of any of Landlord's rights hereunder, then Tenant agrees in each and any such case to pay to Landlord a reasonable attorney's fee, if Landlord is the prevailing party. In case it should be necessary for Tenant to bring any action under this Lease because of Landlord's default hereunder, then Landlord agrees in each and every case to pay to Tenant a reasonable attorney's fee if Tenant is the prevailing party.

       20. STANDBY LETTER OF CREDIT. Notwithstanding anything herein to the contrary, and for purposes of further securing the full and timely performance by the Tenant of all the terms and conditions hereof, within fifteen (15) days after the date of this Lease, Tenant shall post an irrevocable standby letter of credit with a declining balance and from Nations Bank, N.A., Tulsa, Oklahoma, the issuing bank in form acceptable to Landlord, its successors and assigns, in the sum of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) for the first three (3) years of the Lease Term, Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) for the fourth year of the Lease Term, and One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) for the remainder of the Lease Term.

       21. QUIET ENJOYMENT. Landlord represents and covenants that it has full right, power and authority to make this Lease and that Tenant, upon the payment of the rentals and performing the covenants on Tenant's part to be performed hereunder, shall and may peaceably and quietly have, hold and enjoy the Demised Premises during the Term, free from interference or disturbance, but subject to the terms and conditions of this Lease. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other tenants or third persons; however, Landlord shall not be liable for any such interference or disturbance, nor shall Tenant be released from any of the obligations of this lease because of such interference or disturbance.

       22. NOTICES. Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing, or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

       A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

       B. Any notice or document required to be delivered hereunder shall be deemed to be delivered whether actually received or not, when deposited in the United States mail, postage prepaid, certified or registered mail, (return receipt requested), addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

IF TO LANDLORD: American Southwest Properties, Inc.
                1700 West Albany
                Broken Arrow, OK 74012

IF TO TENANT:   MPSI Systems Inc.
                4343 South 118th East Avenue
                Tulsa, OK 74145
                Attention President Ronald Harper

       23. SIGNAGE. Subject to City of Tulsa ordinances, and subject to Landlord's prior written approval, which shall not be unreasonably withheld, Tenant shall be permitted, at Tenant's sole cost, to install identifying signage upon the Building and upon any Landlord provided monument signage in front of the building. Landlord shall install at the outset of the Lease Term directory signage inside the building at its sole cost on a one time basis; amendments and modifications thereof shall be at Tenant's sole cost and expense. Tenant shall have the right to install its signage on the south entry port and on the top of the south end facade.

       24. HAZARDOUS MATERIALS AND AMERICANS WITH DISABILITIES. Landlord represents that the Building and Demised Premises are presently, to the best of Landlord's knowledge, information and belief after due inquiry, free of any asbestos or any other hazardous material or substance. Landlord shall indemnify and hold Tenant harmless from all direct (but not consequential loss and damage) liability incurred in rectifying any alleged ADA violations that are not caused by the Tenant during the Lease Term or Renewal Term.

       25. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant (other than the payment of rent), neither Landlord nor Tenant shall be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of Landlord or Tenant respectively.

       26. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term or Renewal Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

       27. AMENDMENTS; BINDING EFFECT. This Lease may not be altered, changed, or amended except by instrument in writing signed by both parties hereto. The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors, assigns and legal representatives, except as otherwise herein expressly provided.

       28. GENDER Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

       29. CAPTIONS. The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

       30. RIGHT TO EXPAND. So long as Tenant is not in default hereof, Tenant shall have the right to lease any vacant block of space in the Building as described in Exhibit "E" hereof contiguous to the Demised Premises during the Lease Term, that is not leased nor subject to lease and occupied by another. Tenant shall provide Landlord written notice requesting the space, and the acquisition thereof shall be subject to the terms hereof. The rent shall be at "market" rate for the balance of the Lease Term and pro-rated tenant improvements provided. If the parties cannot agree upon what the "market rate" should be, then, in such event, within thirty (30) days thereof, the Landlord and Tenant will each select an appraiser and their selected appraisers will select a third appraiser. The appraisers will submit their evaluation within 30 days. The high and low appraisals will be eliminated and the middle appraisal shall be the applicable "market rate." Each party will pay its own appraiser and equally share the cost of the third appraiser. The vestibule north of the main staircase on the second floor shall remain common area throughout the primary term of the Lease, unless Tenant expands beyond the Demised Premises.

       31. RIGHT OF FIRST REFUSAL. So long as Tenant is not in default hereof and provided Tenant has first exercised its right in respect to Expansion Area as defined on Exhibit E during the Lease Term, Tenant shall have a right of first refusal on all blocks of space in the Building. If Landlord receives an arm's length offer on all or any part of such blocks, one or more, Landlord shall provide Tenant ten (10) days written notice thereof in which Tenant shall respond and accept or reject the space. The rent for the right of first refusal space shall be at market rate for the remaining term and prorated Tenant Improvements provided. If the parties cannot agree to market rate the parties shall utilize the appraisal that is as described below. If the parties cannot agree upon the market rate within thirty (30) days, the parties will each select an appraiser and the appraisers will select a third appraiser. The appraisers will submit their evaluations within thirty (30) days. The high and low appraisals will be eliminated and the middle appraisal will be selected in determining the market. Each party will pay its own appraiser and will equally share the cost of the third appraiser. If Landlord does not lease the block of space, the Right of First Refusal shall be reinstated.

       32. OPTION FOR EARLY TERMINATION. So long as Tenant is not in default hereof effective as of the end of the 38th month of the Lease Term, Tenant shall be entitled to the one time right to cancel this lease provided Tenant has given Landlord written notice of the exercise of this option on or before the end of the 35th month of the Lease Term and Tenant has made a simultaneous cash payment of an early termination cancellation charge. An early termination-cancellation charge calculated in accordance with Exhibit "F" attached hereto and incorporated herein by reference shall be assessed for the recovery of the unamortized Tenant improvements and unrealized rental. This early termination charge shall in no way relieve Tenant of the responsibility to Landlord to leave the Demised Premises in good condition and order, less normal wear and tear, and clean and free from trash and debris.

       33. OPTION TO REDUCE SIZE OF DEMISED PREMISES. So long as Tenant is not in default hereof, effective as of the end of the 38th month of the Lease Term, Tenant shall be entitled to the one time right provided Tenant has given Landlord written notice of said exercise on or before the end of the 35th month of the Lease Term, to reduce the size of the Demised Premises by tendering back to the Landlord not more than 11,244 RSF (i.e., first floor of F, M. G & L East as shown on Exhibit "E") and quitting that part of Demised Premises in good, clean condition, ordinary wear and tear excepted. Should Tenant elect to exercise this option, an additional sum calculated as set forth on Exhibit "F" attached hereto and incorporated herein by reference will be added to the rental rate for years four (4) and five (5) for the remaining RSF.

       34. OPTION TO RENEW LEASE. So long as Tenant is not in default thereof upon six (6) months prior written notice to Landlord, Tenant shall have a right to renew this lease for one (1) additional year, commencing the day after the Expiration Date and expiring at Midnight of the day preceding the first anniversary thereof (the "Renewal Term").

       35. ADDITIONAL PROVISIONS.

       A. Time is of the essence in the performance of each provision of this Lease.

       B. Except as set forth in 35E below, Tenant represents and warrants to Landlord that Tenant has not incurred and will not incur any liability for brokerage fees, finders fees, agents commissions or similar compensation to third parties in connection with this transaction. In the event Tenant has incurred any such fees, commissions or compensation, said fees, commissions and compensation so incurred shall be charged solely against Tenant and Tenant agrees to indemnify Landlord against and hold landlord harmless from any and all liabilities arising from any claim for such fees, commissions or compensation, including without limitation, the cost of counsel fees in connection therewith.

       C. It is understood and agreed that this Lease, including all rights of Tenant hereunder is subject and subordinate to any mortgage or deed of trust or trustee indenture ("mortgage) which may or hereafter affect this Lease or the Property which the Demised Premises form a part and to any and all advances made under any such mortgage and to the interest thereon, and all renewals, replacements and extensions thereof. This section shall be self-operative and no further instrument or subordination shall be required, but Tenant shall nevertheless at any time hereafter, on the demand of Landlord, execute any instruments, releases or other documents that may be reasonably required by any such mortgage holder or any of their respective successors-in-interest to evidence such subordination. In the event of termination of this Lease through foreclosure of any mortgage to which this Lease is subordinated, Tenant shall, upon the demand of the purchaser of the Property at the foreclosure sale thereof, attorn to and accept such purchaser as Landlord under this Lease or upon demand, enter into a new lease agreement with such purchaser for the unexpired term of this Lease at the same rent and under the same provisions of this Lease. Tenant shall be obligated to subordinate its interest under the Lease to any lien or encumbrance which may hereafter be placed on, against or affecting the Premises only if, and on the condition that, Landlord shall provide Tenant with a non-disturbance agreement in favor of Tenant from the holder of such lien or encumbrance in a form reasonably acceptable to Tenant. Landlord shall, contemporaneously herewith, provide Tenant with a non-disturbance agreement in favor of Tenant from the holder of any existing lien or encumbrance, if any, now on, against or affecting the Premises in a form reasonably acceptable to Tenant.

       D. Tenant agrees, at any time and from time to time, upon not less than ten (10) business days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified, (b) stating the dates to which the rent and any other charges hereunder have been paid by Tenant, (c) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Tenant may acknowledge and (d) stating the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto may be relied on by any owner of the Property, any prospective purchaser of the Property, and any present or perspective mortgagee, deed of trust holder or trustee for bondholders with respect to the Property or Landlord's interest.

       E. Trammell Crow MW, Inc. represents Tenant in this transaction. Landlord shall not be required to pay Broker's professional services fees, and Tenant shall save, defend, indemnify and hold Landlord harmless of and from any and all loss therefrom.

       F. MEASUREMENT STANDARD. All space in the building other than that initially leased by Tenant hereunder shall be measured based on the measurement standards contained in the American National Standard Method of Measuring Floor Area and Office Projects published by the Building Owners and Managers Association International.

       G. CONSENTS. Wherever in this Lease Landlord or Tenant's consent is required, said consent shall not be unreasonably withheld, delayed or conditioned.

       H. SATELLITE DISH. During the Lease Term, for as long as Tenant is not in default of this Lease, and subject to Landlord's right to decide the location thereof, Tenant shall have the right to install, at its sole cost and expense, antennas on the roof of such building (including necessary connections to the Demised Premises) for use by the Tenant. Any such antennas shall be installed in accordance with all applicable laws and building codes. Tenant shall have the option to remove such antennas at the expiration or earlier termination of the Lease, provided, in the event of removal Tenant shall repair any damage to the roof caused by such removal. Tenant shall further be required to repair any damage to the roof caused by the installation of the antenna and to provide or collect insurance relating to said antenna.

         I. SPRINKLERING. If at any time before or during the Lease Term sprinklering is required by final decree of any governmental authority of competent jurisdiction in all or any part of the Demised Promises, or the Building, Landlord, at Landlord's sole cost or expense shall install said sprinklering. In conducting said installation, Landlord shall use its best efforts not to interfere with Tenant's use of the Premises.

         J. FIBER OPTICS CABLING. Within one hundred fifty (150) days of the full execution of this Lease, Landlord, at Landlord's sole cost and expense shall cause fiber optic cabling to be brought to the Building with reasonably sufficient capacity to service the reasonably anticipated needs of the Building and its Tenants.

         K. ARBITRATION. All disputes and controversies between the parties hereto as may arise out of or incident to this Lease Agreement shall be settled by binding, informal mediation or formal arbitration in accordance with the Commercial Rules of the American Arbitration Association and pursuant to the Federal Arbitration Act.

         WITNESS, the signature of the parties hereto in multiple copies, this 11 day of February, 1998.


                                      "LANDLORD"

                                      AMERICAN SOUTHWEST
                                          PROPERTIES, INC.

                                      By: /s/ JACK WRIGHT
                                         ---------------------------------------
                                                                   its President


                                      "TENANT"

                                      MPSI SYSTEMS INC.

                                      By: /s/ JAMES C. AUTEN
                                         ---------------------------------------
                                                             its Vice President,
                                                             Finance & CFO

STATE OF OKLAHOMA                  )
                                   )
COUNTY OF TULSA                    )

         Subscribed and acknowledged before me by Jack Wright, President of American Southwest Properties, Inc., a corporation, this 13th day of February, 1998.

                                         /s/ PATTY R. NORTHAM
                                         ---------------------------------------
                                                     NOTARY PUBLIC

My Commission expires:
4-15-2000
----------------------
[NOTARIAL SEAL]


STATE OF OKLAHOMA                  )
                                   )
COUNTY OF TULSA                    )

         Subscribed and acknowledged before me by JAMES C. AUTEN, President of MPSI Systems Inc., a corporation, this 13th day of February, 1998.


                                         /s/ LINDA KAY WELLS
                                         ---------------------------------------
                                                     NOTARY PUBLIC



My Commission expires:
July 21, 1999
----------------------
[NOTARIAL SEAL]

EXHIBIT A TO LEASE AGREEMENT BETWEEN AMERICAN SOUTHWEST PROPERTIES, INC. AND MPSI SYSTEMS, INC. IN RESPECT TO THE SOUTHPARK BUILDING, TULSA, OKLAHOMA

                         FLOOR PLAN OF DEMISED PREMISES
      (NOT LESS THAN 54,436 RSF [PLUS 823 RSF(1) NO CHARGE STORAGE SPACE])



















---------------
(1) RSF (rentable square footage) is the actual square footage within the Demised Premises measured from the midline of all demising walls and windows.

                     Exhibit A - Page 1 of 2 - Floor Plan


                 [1st FLOOR - SOUTHPARK BUILDING FLOOR PLAN]

                     Exhibit A - Page 2 of 2 - Floor Plan


                 [2ND FLOOR - SOUTHPARK BUILDING FLOOR PLAN]

            EXHIBIT B TO LEASE AGREEMENT BETWEEN AMERICAN SOUTHWEST
      PROPERTIES, INC. AND MPSI SYSTEMS, INC. IN RESPECT TO THE SOUTHPARK
                           BUILDING, TULSA, OKLAHOMA

                  WORK LETTER RELATIVE TO TENANT IMPROVEMENTS

1. As to all leasehold improvements to be constructed and installed on the Demised Premises:

         A. Such shall conform to and be in compliance with all applicable laws, statutes, ordinances, rules and regulations of governmental authority, regardless of jurisdiction;

         B. Tenant's agents, employees, architects, space planners, engineers and/or contractors who are to plan and do the work, together with the plans proposed to be utilized, must be reasonably preapproved by Landlord in writing, PROVIDED that Tenant is no way relieved of its responsibility to maintain the building and structural integrity related to Tenant's construction;

         C. Tenant shall maintain appropriate liability and property insurance naming Landlord as an additional insured, against risk or loss, including without limitation, for bodily injury, property damage, employer's liability, and worker's compensation, fire and extended perils acceptable to Landlord during the construction of aid leasehold improvements;

         D. All plans and specification for the work shall be preapproved in writing by Landlord and true and correct copies thereof, inclusive of all material change orders, if any, shall be attached to and made a part of this Exhibit "B." Landlord shall respond to Tenant's request for approval of Tenant's plans and specifications within three (3) days after receipt thereof; the failure of Landlord to respond within such period shall constitute approval of such plans and specifications. In the event Landlord shall not approve the plans and specifications, Landlord shall notify Tenant of its objections thereto. Landlord and Tenant shall thereafter work cooperatively and in good faith to reach agreement upon mutually agreeable plans and specifications. If, notwithstanding their respective reasonable good faith efforts, Landlord and Tenant are unable to agree upon mutually acceptable plans and specifications within fifteen (15) days after Tenant has first submitted its plans and specifications to Landlord, then Tenant shall have the right to terminate the Lease. Tenant shall not be responsible for Landlord's own costs related to review, construction management or supervision fees, costs or expenses related to the work Landlord agrees to reasonably assist Tenant in obtaining all necessary permits for the Tenant work from appropriate governmental authorities.

         E. All contractors and subcontractors of Tenant, as applicable, shall furnish certificates of insurance evidencing worker's compensation insurance coverage for their respective employees before undertaking any work on the Demised Premises;

         F. All work shall be done in a good and workmanlike manner and materials used shall be of good quality and Tenant shall be responsible to assure structural integrity (excluding preexisting conditions and latent defects) of the Building and Demised Premises are not impaired, and

         G. Landlord shall pay to Tenant the actual costs of tenant improvements, but not to exceed $544,360 ($10.00 per RSF X 54,436 RSF), and not to exceed $5,987.96 ($.11 per RSF X 54,436 RSF) for all tenant improvement planning), which shall be payable by Landlord to Tenant on presentation of invoices and lien waivers as construction progresses and as the parties may otherwise agree; the final draft shall not be payable until said tenant improvements are completed, in whole or in substantial part. Any allowances unspent by Tenant shall be reduced from rent on a nine percent (9.0%) amortization basis over the Lease Term.

2. The relationship between the parties is solely that of Landlord-Tenant and no agency, partnership or joint venture agreement is intended nor shall be deemed to arise from this work order, or otherwise implied from the conduct of the parties hereto.

3. Landlord shall, at Landlord's sole, cost and expense, for the original tenant improvements applicable to the Demised Premises as well as any expansions thereof, within the same time said leasehold improvements are being constructed and installed by Tenant, do the following:

         A. install building standard miniblinds on all exterior windows; an additional elevator providing second floor access from the front of the building; a stairwell "branch" accessing the south tenant entry, and in areas where there is no ceiling install budding standard lights, ceiling grid, ceiling tiles and duct drops from the plenum, provided said ceiling installation shall commence immediately upon lease execution and shall proceed diligently to completion.

         B. Install a unisex, handicapped restroom on each floor within ninety
(90) days after the Lease is executed by the Landlord and Tenant, and represent upon its best knowledge, information and belief after due inquiry that the elevator and bathrooms meet minimum ADA requirement for dimension and are wheel chair accessible. Should regulatory authorities require changes to the Building for compliance with ADA now or in the future, Landlord sole obligation shall be, at its sole cost and expense, to cure such defects and to bring the Building into compliance and all such expenses shall be added to the operating expenses of the Building for purposes of later determining pass-throughs to Tenant subject to the cap on increases in Operating Expenses set forth in Section 15 of this Lease. Landlord will coordinate construction with Tenant's construction to insure that it does not delay Tenant's work.

             EXHIBIT C TO LEASE AGREEMENT BETWEEN AMERICAN SOUTHWEST
       PROPERTIES, INC. AND MPSI SYSTEMS, INC. IN RESPECT TO THE SOUTHPARK
                            BUILDING, TULSA, OKLAHOMA


                               JANITOR'S SCHEDULE


                                 SEE ATTACHMENT

                                  [AMERICAN BUILDING MAINTENANCE CO. LETTERHEAD]




                            JANITORIAL SPECIFICATIONS

                                    SOUTHPARK


ENTRANCE LOBBIES/BUILDING CORRIDORS

1.   Daily Services: Five Days Per Week

     Sweep and spot clean all flooring.
     Vacuum carpets completely. Spot clean spillages.
     Dust ledges within reach.
     Damp mop spillage as needed.
     Empty and wash cigarette receptacles.
     Spot clean walls and doors.
     Clean entrance door glass.
     Clean entrance mats as necessary.
     Clean and polish all metal at entrances and other areas of building lobby.
     Clean and polish drinking fountains.

2.   Weekly Services:

     Spot clean carpet in heavy traffic areas.

3.   As Needed:

     Detail vacuum carpeted areas.
     Clean all baseboards.

STAIRWAY

Remove debris and vacuum clean weekly.
Sweep carpeted stair landings and steps.
Damp clean handrails weekly.

RESTROOMS

1.   Daily Services: Five Days Per Week

     Clean and sanitize restrooms, wash basins, all dispensers and chrome fittings.
     Clean mirrors and frames.
     Wet mop floors with disinfecting cleaner.
     Sanitize toilets, both sides of toilet seats, urinals and sanitary napkin recepticles.
     Dust ledges and partitions.
     Report to building office any fixture not working properly.
     Damp clean as required:  walls, partitions, ledges, sills and counters.

     Refill all dispensers (towels, tissue, hand soap, napkins from building stock).
     Gather all waste and place for disposal.
     Spot clean partitions, walls and doors.
     Turn off all lights.

2.   Monthly Services:

     Dust vacuum ceiling vents.
     Wash metal partition and ceramic tile walls using disinfectant. Perform high dusting, including walls.

OFFICE AREAS

1.   Daily Services: Five Days Per Week

     Gather all waste and place for disposal.
     Empty and polish all ashtrays.
     Dust mop tile with chemically treated dust mops.
     Spot clean spillage from tile floors.
     Vacuum carpets in usage areas (spot clean as required).
     Dust desks, chairs, and all other horizontal surfaces within reach. Spot clean glass desk tops.
     Properly position furniture, and waste baskets.
     Spot clean desk tops and counter tops.
     Spot clean partition door glass.
     Clean and polish drinking fountains.
     Dust all ledges and flat surfaces within reach to maintain them dust free. Upon completion of cleaning, all lights will be turned off. Check and lock all doorways, as instructed by management.

2.   Weekly Services:

     Remove finger smudges from woodwork, walls and partitions.
     Perform low dusting not done daily.
     Vacuum carpeted areas complete, including edges.
     Dust all baseboards.
     Dust all vertical surfaces on furniture and spot clean.
     Dust all door louvers and other ventilation louvers within reach.

3.   Monthly Services:

     Perform high dusting (i.e. door sash, tips of partitions).
     Dust all picture frames, charts and similar hangings not dusted in daily or weekly cleaning.
     Dust or vacuum all air vents.

4.   Quarterly Services:

     Dust all venetian blinds.
     Vacuum upholstered furniture (or as needed).

       WINDOW CLEANING SERVICE

WINDOW CLEANING SERVICE

We will wash all windows annually. Cost of cleaning will be in included in your monthly billing.

CARPET CLEANING SERVICE

We will shampoo your carpets annually. Cost of cleaning is included in your monthly billing.

SUPPLIES AND EQUIPMENT

We will furnish all janitorial supplies and equipment required to properly perform the above work.


FIDELITY BOND
All of our employees are covered by a Fidelity Bond.

                 EXHIBIT D TO LEASE AGREEMENT BETWEEN AMERICAN
                SOUTHWEST PROPERTIES, INC. AND MPSI SYSTEMS INC.
                      IN RESPECT TO THE SOUTHPARK BUILDING,
                                 TULSA, OKLAHOMA










                         BUILDING RULES AND REGULATIONS

                                  EXHIBIT "D"

                          RULES AND AGREED REGULATIONS

     1. Tenant agrees, upon termination of this Lease, to return all keys to the Demised Premises to Landlord. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Demised Premises without the prior written consent of Landlord.

     2. Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's approval, and control before performance of any contractual service. This provision shall apply in all work performed in the Building including installations of telephones, telegraph equipment or any other physical portion of the Building.

     3. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways, or movement through Building entrances or lobby shall be restricted to hours designated by Landlord. Tenant is to assume all risk as to damage to articles moved and injury to persons or the public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering the tract on which the Building stands to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

     4. Unless written approval has been given by Landlord, no signs will be allowed in any form on the exterior of Building or windows inside or out, and no signs, except in uniform location and uniform styles approved by Landlord, will be permitted in the public corridors or on corridor doors or entrances to Tenant's space. Tenant will pay for any approved signage.

     5. No draperies, shutters, or other window covering shall be installed on exterior windows or walls or windows and doors facing public corridors without Landlord's prior written approval.

     6. No portion of the Demised Premises or any other part of Building shall at any time be used or occupied as sleeping or lodging quarters.

     7. Tenant shall not place, install or operate on the Demised Premises or in any part of the Building any engine, stove, or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other inflammable, explosive, or hazardous materials without written consent of Landlord.

     8. Landlord will not be responsible for lost or stolen personal property, equipment, money, or jewelry from the Demised Premises or public rooms regardless of whether such loss occurs when area is locked against entry or not.

     9. No birds or animals shall be brought into or kept in or about the Building.

     10. Landlord will not permit entrance to the Demised Premises by use of pass keys controlled by Landlord, to any person at any time without written permission by Tenant, except employees, contractors, or service personnel directly supervised by Landlord and employees of the United States Postal Service.

     11. None of the entries, passages, doors, elevators, elevator doors, hallways, or stairways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas, or such areas be used at any time except for ingress by Tenant, Tenant's agents, employees, or invitees.

     12. Tenant and its employees, agents and invitees, shall observe and comply with the driving and parking signs and markers on the premises surrounding the Building.

     13. Landlord shall have the right to prescribe the weight and position of safes, computers and other heavy equipment which shall, in all cases, in order to distribute their weight, stand on supporting devises approved by Landlord. All damage done to the Building by placing in or taking out any property of Tenant while in the Building shall be repaired promptly at the expense of Tenant.

     14. To insure orderly operation of the Building no ice, mineral water or other beverages, food, towels, newspapers, etc., shall be delivered to the Demised Premises except by persons and at times approved by Landlord in writing.

     15. Should Tenant require telegraphic, telephonic, annunciator or other communication services, Landlord shall direct where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct.

     16. Without Landlord's prior approval, Tenant shall not install any radio or television antenna, loudspeaker, music system or other devise on the roof or exterior walls of the Building or on common walls with adjacent tenants.

     17. No hand trucks or other vehicles of any kind shall be used in or brought into the Building or the Demised Premises by Tenant or others unless such vehicle shall have been inspected and approved in writing by Landlord.

     18. Tenant shall store all its trash and garbage within its Demised Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in ordinary and customary manner of removing and disposing of trash and garbage and without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

     19. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease covering premises in the Building.

     20. Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

                 EXHIBIT E TO LEASE AGREEMENT BETWEEN AMERICAN
               SOUTHWEST PROPERTIES, INC. AND MPSI SYSTEMS INC
                    IN RESPECT TO THE SOUTHPARK BUILDING,
                               TULSA, OKLAHOMA



                        EXPANSION BLOCKS DEFINED WITH
                          CONTRACTION OPTION DEFINED

              Exhibit E, Page 1 of 2 - Expansion Blocks Defined
                                       Contraction Option Defined


                            [1ST FLOOR FLOOR PLAN]

              Exhibit E, Page 2 of 2 - Expansion Blocks Defined



                            [2ND FLOOR FLOOR PLAN]

                EXHIBIT F TO LEASE AGREEMENT BETWEEN AMERICAN
               SOUTHWEST PROPERTIES, INC. AND MPSI SYSTEMS INC



                             CALCULATION OF EARLY
                       TERMINATION-CANCELLATION CHARGE

                                    EXHIBIT F

  CALCULATION OF CONTRACTION CHARGE AND EARLY TERMINATION-CANCELLATION CHARGE (Assume that Tenant Improvements are $10.00 per square foot and total leased space is 54,436 square feet)

     $10.00 Improvemets Per Square Foot
      $1.50 Moving Allowance Per Square Foot
      $0.11 Space Planning Per Square Foot
-----------
     $11.61 Total Tenant Investment Per Square Foot

     $11.61 Total Tenant Investment Per Square Foot
     x54436 Square Feet Rented
-----------
$632,001.96 Total Tenant Investment
Amortized over 5 years at 9% = $13,119.32 per month

 $13,119,32
        x12 Months
    /54,436 Square Feet Rented
-----------
      $2.89 Tenant Investment Charge per square foot

Rental rate was marked down by .50 in year 1 and .25 in year 2.
This is compensated for in years 4 and 5.
If years 4 and 5 are cancelled, then this will not be compensated for. Therefore, we have added this into the cost of contraction or cancellation.

Unamortized improvements + unreimburesed rental adjustments=
2.89 + .25 = 3.14 per square foot in year 4
2.89 + .50 = 3.39 per square foot in year 5

CONTRACTION CHARGE
$3.14 x 11,244 square feet = $35,306.16
$3.39 x 11,244 square feet = $38,117.16
Total                        $73,423.32

Total Square Footage of 54,436 Less Contraction Space = 43,192 square feet remaining $73,423.32/43,192 square feet equals $1.70 per square foot to be added to rental rate of remaining square footage.

EARLY TERMINATION-CANCELLATION CHARGE
$3.14 x 54,438 square feet = $170,929.04 per year divided by 12 months = $14,244.09
$3.39 x 54,436 square feet = $184,538.04 per year divided by 13 months = $15,378.17

The present value of 12 monthly payments of $14,244.09 followed by 12 monthly payments of $15,378.17 at 9% is equal to $326,074.26. $326,074.26 divided by
54,436 square feet is equal to $5.99 per square foot. A penalty of $2.28 per square foot has been added to this number to equal a cancellation charge of $8.27 per square foot.